Name _______________________________________

Corporate Incentive Compensation Program

The Company Incentive Compensation Program (the Program) is created as a Performance Award under the CURO Group Holdings Corp. 2018 Incentive Plan to track and objectively measure key areas of responsibility for certain positions. It is specifically designed to financially reward those employees who meet expectations and excel in supporting bottom line profitability for the company. There are many other important areas of responsibility and duty which are required but are not specifically addressed by the Program. While the Program purposefully rewards an employee for meeting several defined expectations, the Program in no way attempts to define or provide bonus compensation for all of the functions performed in the course of daily work. The following description of the Program is effective for bonuses that may be earned in respect of the 2018 calendar year.

The total eligible incentive compensation is: _____________% of 2018 paid base salary earnings

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Your bonus eligibility consists of the following components:
1. Company Financial Performance - 50% of total eligible incentive compensation
The Company’s Financial Performance objective will be based on meeting a fiscal year EBITDA goal. If this financial objective is met, then the total eligible incentive compensation for Company Financial Performance will be awarded.

Consolidated EBITDA Goal: $__________________ (in US $)

The Company reserves the right to adjust any Revenue or EBITDA target to account for the financial impact of acquisitions or other significant Company events during the year.
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2. Individual/Department Goals and Objectives - 50% of total eligible incentive compensation

The individual/department goals and objectives are designed to align with the strategic goals of the Company for the plan year. These goals may be revisited and revised throughout the year depending on company growth, business needs, and future expectations. Accomplishment of stated Individual/Department Goals and Objectives will determine the amount of the bonus to be awarded. Not all goals and objectives will need to be met to receive a portion of the bonus.

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Employees must be active and at work through the bonus period in order to receive any portion of the bonus. Employees who change positions throughout the year will be prorated based on the actual time spent in the bonus eligible position. Payouts will be made by March 15 following the end of the calendar year. Applicable taxes and deductions will apply.

The Company may at any time revise or discontinue this bonus program, as well as re-evaluate who is eligible for the program.

Employee Signature ____________________________________________________ Date ____________________________

Manager Signature _____________________________________________________ Date ____________________________